                                                                Exhibit 8.2



                             [LETTERHEAD OF ESTUDIO
                              AURELIO GARCIA SAYAN
                                   ABOGADOS]



                                                           October 6, 1997

Southern Peru Limited
180 Maiden Lane
New York, NY 10038

Ladies and Gentlemen:

        Reference is made to the prospectus (the "Prospectus") contained in the registration statement on Form S-4 being furnished by Southern Peru Limited and Southern Peru Copper Corporation to the Securities and Exchange Commission furnished in connection with the exchange of Old Notes for New Notes (the "Exchange"), all as described in the Prospectus.

        The summary contained in the Prospectus under the caption "Peruvian Taxation" accurately describes the Peruvian tax consequences referred to therein and constitutes the opinion of this firm, subject to the qualifications stated therein.

        We consent to the reference to the name of our law firm under the section captioned "Peruvian Taxation" in the Prospectus which is part of the Registration Statement and any amendments to such Registration Statement and Prospectus. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,


                                             /s/ Alfredo Gastaneta


                                             Alfredo Gastaneta